SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2002
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                           Sandy Spring Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)


       Maryland                           0-19065              52-1532952
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(State or other jurisdiction          (Commission file        (IRS Employer
of incorporation)                          number)        Identification Number)


17801 Georgia Avenue, Olney, Maryland          20832
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(Address of Principal Executive Offices)     (Zip Code)


Registrant's telephone number, including area code:  (301) 774-6400
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Item 9. Regulation FD Disclosure.
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         In response to a question at its conference call and Web Cast of
October 15, 2002, Sandy Spring Bancorp, Inc. ("Bancorp") expressed comfort with the consensus earnings per share estimate of $0.49 per share for the fourth quarter of 2002 and indicated that analysts' expectations for a 2003 earnings per share increase of approximately 10% were reasonable, based upon current information and expectations.

         As stated at the conference call and web cast, such expressions and indications by Bancorp are "forward-looking statements," which involve risk and are subject to significant uncertainties because they are based upon or are affected by management's estimates and projections of future interest rates, loan volume, and other economic conditions and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. Bancorp assumes no duty to update these forward-looking statements in addition to its general disclosure obligations under applicable securities laws. In addition, Bancorp's past results do not necessarily indicate its future results. Current and potential investors are urged to consider these risks and uncertainties before making any investment decision.


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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              SANDY SPRING BANCORP, INC.



                                               By:  /s/ James H. Langmead
                                                    ----------------------------
                                                    James H. Langmead
                                                    Executive Vice President and
                                                    Chief Financial Officer

Dated : October 16, 2002